UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2026

CDT Equity Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41245	87-3272543
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4851 Tamiami Trail North, Suite 200, Naples, FL	34103
(Address of principal executive offices)	(Zip Code)

(646) 491-9132

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CDT	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock	CDTTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed on June 11, 2026, CDT Equity Inc. (the “Company”), issued a senior secured convertible promissory note (the “Note”) to J.J. Astor & Co. (the “Lender”), in the principal amount of $1,971,000 (the “Principal Amount”), in connection with a Loan Agreement entered into by and between the Company and the Lender (the “Agreement”). On June 30, 2026, the Company entered into an Amended and Restated Loan Agreement (the “Amended Loan Agreement”) and an Amended and Restated Senior Secured Convertible Note (the “Amended Note”) to close the second tranche of the Loan.

On July 31, 2026, the Company and the Lender have entered into a second amendment to the Amended Loan Agreement and the Amended Note (the “Second Amendment”). The Second Amendment increased the principal amount due under the Amended Note to $2,266,650 and the Amended Note now carries an interest rate of 19%. Among other things, pursuant to the Second Amendment, the Amended Note is payable to the Lender over twenty-three equal weekly installments of $104,187.65 starting on August 19, 2026. Pursuant to the Second Amendment, the parties agreed to increase the net proceeds due to the Lender from the Company’s existing Sales Agreement, dated October 23, 2024 (the “Sales Agreement”), with A.G.P./Alliance Global Partners (“A.G.P.”) from eighty percent to ninety percent to pay down the weekly installments under the Amended Note. Additionally, subject to the requisite shareholder approval, the Lender shall have the right, at its sole option, to convert any or all of the outstanding balance of the Amended Note into shares of common stock of the Company (the “Conversion Shares”) at a conversion price equal to the greater of (i) seventy percent of the lowest volume-weighted average price of the Company’s Common Stock over the twenty consecutive trading days preceding the conversion notice (previously set at ninety percent over ten consecutive trading days) or (ii) the Nasdaq floor price pursuant to Nasdaq Rule 5635(d). The Second Amendment also extended the date the Company must file a resale registration statement registering 200% of the number of shares of common stock covering the increased principal outstanding amount under the Second Amendment to August 31, 2026 and must have such resale registration statement effective by September 11, 2026. Finally, the Second Amendment advanced the date the Company must obtain stockholder approval to issues shares under the Amended Note to August 28, 2026.

On August 3, 2026, the Company and Lender entered into a third amendment to the Amended Note and Amended Loan Agreement (the “Third Amendment”). Pursuant to the Third Amendment, the Lender advanced $200,000 to the Company, subject to fees, and increased the outstanding principal balance of the Amended Note to $2,536,650. Additionally, the Company has also issued the Lender warrants to purchase up to 37,500 shares of the Company’s common stock at a purchase price of $7.20 (the “Warrants” and such shares of common stock issuable upon exercise, the “Warrant Shares”), in the same form of warrant issued to the Lender on June 11, 2026. Moreover, the definition of “Floor Price” in the Amended Note and the Amended Loan Agreement shall be adjusted to equal twenty percent of the lowest volume-weighted average price of the Company’s common stock during the twenty (20) consecutive trading days immediately preceding the date the Floor Price adjusts, which shall adjust every six months commencing December 11, 2026.

The issuance of any or all of the Conversion Shares and the Warrant Shares, in the aggregate in excess of 19.99% of the current number of outstanding shares of common stock of the Company is subject to stockholder approval under applicable rules and regulations of The Nasdaq Stock Market LLC, to the extent required by such rules and regulations (“Stockholder Approval”).

This summary is not a complete description of all of the terms of the Second Amendment and the Third Amendment and are qualified in their entirety by reference to the full text of the Second Amendment and Third Amendment, forms of which are filed as Exhibits 10.1 and 10.2 respectively hereto, which are incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated by reference into this Item 3.02.

The Company issued the Amended Note and the Warrants, and expects to issue the Conversion Shares and the Warrant Shares, in reliance on the exemption from the registration requirements of the Securities Act, provided by Section 4(a)(2) under the Securities Act as a transaction not involving a public offering.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Second Amendment between the Company and the Lender dated July 31, 2026
10.2	Third Amendment between the Company and the Lender dated August 3, 2026
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDT EQUITY INC.

August 6, 2026	By:	/s/ Andrew Regan
	Name:	Andrew Regan
	Title:	Chief Executive Officer